As filed with the Securities and Exchange Commission on August 12, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

94-3123681
(I.R.S. Employer Identification No.)

Interleukin Genetics, Inc.
135 Beaver Street
Waltham, Massachusetts 02452
(Address of Principal Executive Offices) (Zip Code)

Interleukin Genetics, Inc. 2004
Employee, Director and Consultant Stock Plan
(Full Title of the Plan)

Eliot M. Lurier
Chief Financial Officer
Interleukin Genetics, Inc.
135 Beaver Street
Waltham, Massachusetts 02452
(Name and Address of Agent for Service)

(781) 398-0700
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	To Be	Offering Price Per	Aggregate Offering	Registration
To Be Registered	Registered(1)	Share(2)	Price	Fee(3)
Common Stock, par value $0.001 per share	2,000,000 shares	$0.35	$700,000.00	$81.27

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)
The price of $0.35 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the OTCQB™ on August 9, 2011, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-118551) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-118551) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Commonwealth of Massachusetts, on August 12, 2011.

INTERLEUKIN GENETICS, INC.

By:	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Interleukin Genetics, Inc. (the “Company”), hereby severally constitute and appoint Lewis H. Bender and Eliot M. Lurier, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 12, 2011:

Signature	Title(s)

/s/ Lewis H. Bender	Chief Executive Officer, Director (principal executive officer)
Lewis H. Bender

/s/ Eliot M. Lurier	Chief Financial Officer (principal financial and accounting officer)
Eliot M. Lurier

/s/ James M. Weaver	Chairman of the Board of Directors
James M. Weaver

/s/ Mary E. Chowning	Director
Mary E. Chowning

/s/ Roger C. Colman	Director
Roger C. Colman

/s/ Thomas R. Curran Jr.	Director
Thomas R. Curran Jr.

/s/ Catherine Ehrenberger	Director
Catherine Ehrenberger

/s/ William C. Mills III	Director
William C. Mills III

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)